As filed with the Securities and Exchange Commission on August 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Acorda Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3831168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

420 Saw Mill River Road Ardsley, New York	10502
(Address of Principal Executive Offices)	(Zip Code)

Acorda Therapeutics, Inc.

2015 Omnibus Incentive Compensation Plan

(Full Title of the Plan)

Ron Cohen, M.D.

Chief Executive Officer

420 Saw Mill River Road

Ardsley, New York 10502

(Name and Address of Agent For Service)

(914) 347-4300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan, Common Stock, $0.001 par value per share	3,000,000 shares	$26.95	$80,850,000	$10,065.84

(1)  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s common stock on August 6, 2018, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 3,000,000 additional shares of common stock of the Registrant that may be issued pursuant to the Registrant’s 2015 Omnibus Incentive Compensation Plan (the “Plan”). The increase in the number of shares authorized under the Plan was approved by the Registrant’s stockholders at the Annual Stockholder Meeting held on June 27, 2018.

Item 3.Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-206346 and 333-212917), filed with the Securities and Exchange Commission on August 13, 2015 and August 4, 2016, respectively, are incorporated herein by reference.

Item 8.Exhibits.

Number	Description

4.1

Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan as amended on June 27, 2018. Incorporated by reference to Appendix A to the Registrant’s 2018 Proxy Statement filed as Schedule 14A (SEC File Number 000-50513) on April 27, 2018.

5.1	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney of all directors of the board of directors of the Registrant (included on the signature pages of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ardsley, State of New York, on August 8, 2018.

ACORDA THERAPEUTICS, INC.
By:	/s/ Ron Cohen, M.D.
Ron Cohen, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ron Cohen, M.D.	President, Chief Executive Officer and	August 8, 2018
Ron Cohen, M.D.	Director (Principal Executive Officer)
/s/ David Lawrence	Chief, Business Operations and Principal Accounting	August 8, 2018
David Lawrence	Officer (Principal Accounting Officer )

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors of Acorda Therapeutics, Inc., hereby severally constitute and appoint Ron Cohen, or his successor, our true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as directors to enable Acorda Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney in fact and agent, or his successor or substitute, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Barry Greene	Director	August 8, 2018
Barry Greene
/s/ Peder K. Jensen, M.D.	Director	August 8, 2018
Peder K. Jensen, M.D.
/s/ John P. Kelley	Director	August 8, 2018
John P. Kelley
/s/ Sandra Panem, Ph.D.	Director	August 8, 2018
Sandra Panem, Ph.D.
/s/ Lorin J. Randall	Director	August 8, 2018
Lorin J. Randall
/s/ Steven M. Rauscher, M.B.A.	Director	August 8, 2018
Steven M. Rauscher, M.B.A.
/s/ Ian F. Smith	Director	August 8, 2018
Ian F. Smith
/s/ Catherine D. Strader, Ph.D.	Director	August 8, 2018
Catherine D. Strader, Ph.D.